J.C. NICHOLS COMPANY
                          Employee Stock Ownership Plan

                               CASH ELECTION FORM

Please provide the following information:

EMPLOYEE/BENEFICIARY NAME: _____________________________________________________
STREET ADDRESS:  _______________________________________________________________
CITY, STATE, ZIP:  _____________________________________________________________
SOCIAL SECURITY NO.:  __________________   PHONE NUMBER:  (_____) ______________

                         * * * * * * * * * * * * * * * *
                                  CASH ELECTION

I instruct the Trustee of the J. C. Nichols Company Employee Stock Ownership Plan (the "ESOP") to make the CASH ELECTION set forth in the Agreement and Plan of Merger among the J.C. Nichols Company, Highwoods Properties, Inc. and Jackson Acquisition Corporation (the "Merger Agreement") FOR THE FOLLOWING PERCENTAGE OF THE SHARES OF COMMON STOCK OF J.C. NICHOLS COMPANY credited to my ESOP account in the event of closing the merger (the "Highwoods Merger"):

                                   _________%

IF YOU RETURN THIS FORM BUT DO NOT SIGN IT OR DO NOT COMPLETE THE ABOVE NAME AND CASH ELECTION BLANKS OR IF THIS FORM IS NOT RECEIVED BY WILLIAM M. MERCER, INCORPORATED ON OR BEFORE 10:00 A.M., JUNE 23, 1998, THEN THE ESOP TRUSTEE WILL MAKE SUCH CASH ELECTION AND/OR CHOOSE HIGHWOODS COMMON STOCK FOR YOU.

Because only 40% of the proceeds paid to all shareholders will be in the form of cash, it is possible that your ESOP account will receive some Highwoods shares even if you request 100% cash, depending on the percentage of cash requested by other shareholders. IF YOU WANT TO BE GUARANTEED THAT YOU RECEIVE AS MUCH CASH AS POSSIBLE, YOU SHOULD MAKE THE CASH ELECTION FOR 100% OF YOUR SHARES. The percentage of your account that is not exchanged for cash will be exchanged for Highwoods common stock upon closing the Highwoods Merger. The number of shares to which this cash election percentage will be applied may be an estimate by the Plan's recordkeeper. This form will not be implemented to the extent the ESOP Trustee decides to, and is able to, exercise appraisal rights under the Missouri statute that is an exhibit to the proxy statement for the Highwoods Merger. Some of the Highwoods common stock received upon closing the Highwoods Merger may be sold to satisfy Trust debts.


                                    SIGN HERE

Signature:  ____________________________________  Date:  _______________________

Please mail, deliver or fax this form to the ESOP's recordkeeper, William M. Mercer, Incorporated, 2405 Grand Blvd., Suite 1400, Kansas City, Missouri 64108-2519, in the enclosed addressed, postage-paid envelope. Mercer's fax number is (816) 556-4844. DO NOT SEND THIS FORM TO THE J.C. NICHOLS COMPANY OR TO INTRUST.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL BILL BELL AT (816) 960-6240.

KC-93667.3